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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Edge Petroleum Corporation, on Form S-3 of our report dated March 19, 2001, appearing in the Annual Report on Form 10-K/A of Edge Petroleum Corporation for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                       /s/ Deloitte & Touche LLP

Houston, Texas
February 2, 2004